Audit Committee Charter
Bakken Resources Inc.
Board of Directors

The Board of Directors (the “Board”) of Bakken Resources, Inc. (the “Company”) has established the Audit Committee of the Board (the “Committee”) with authority, responsibility, and specific duties enumerated in this Audit Committee Charter.

I. Purpose and Authority

Purpose

The Committee is established by and among the Board of directors for the primary purpose of assisting the Board in fulfilling its oversight responsibilities pertaining to:

● Integrity of the Company’s accounting methods, financial statements, financial reporting processes, and related audits,

● The Company’s legal and regulatory compliance requirements,

● Qualifications, independence, and efficacy of the Company’s registered public accounting firm (“independent auditor”),

● Efficacy and performance of the Company’s internal audit function,

● Overseeing the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company,

● Annually preparing an Audit Committee Report for publication in the Company’s proxy statement for its annual stockholder meeting, according to applicable rules and regulations, and

● Performing other duties the Board may assign to the Committee from time to time.

Consistent with these functions, the Committee should encourage continuous improvement of and adherence to the Company’s policies, procedures, and practices at all levels.

Authority

The Committee is charged with ensuring open communication among the Committee, the independent auditor, financial and senior management, the internal auditors, Company employees, and the Board. The Committee maintains the power to investigate any matter brought to its attention and has full and open access to all of the Company’s books, records, facilities, and personnel. Retention without Board approval of outside counsel, advisors, or other experts (“Outside Experts”) for any relevant purpose the Committee deems appropriate falls under the Committee’s powers, as well as the sole authority to replace any outside expert. The Company shall provide appropriate funding as determined by the Committee for payment of compensation to Outside Experts that the Committee retains, as well as any reasonable administrative expenses involved in carrying out the Committee’s duties.

The Committee may delegate partial or full authority of any Committee matter to any member, as well as form subcommittees with such authority as the Committee from time to time deems appropriate. Subcommittees may not, however, retain or otherwise utilize outside experts without prior Committee approval unless the Committee first explicitly grants such authority in writing.

The Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this charter.

II. Composition

The Committee shall consist of at least two members of the Board. Each member of the Committee shall be “independent” as defined by the rules of the Securities and Exchange Commission (“SEC”) and the listing requirements of the New York Stock Exchange (“NYSE”) or any other exchange on which the Company lists securities. Each member of the Committee shall meet the financial literacy and experience requirements of the NYSE, and at least one member of the Committee shall be an “Audit Committee financial expert” (as defined by 17 CFR § 229.407 and other applicable rules of the SEC). Committee members may not simultaneously serve on the Audit Committees of more than two other public companies.

A “financial expert” is generally a person whose education or expertise as a public accountant, auditor, principal financial officer, comptroller, or principal accounting officer of a company has established an understanding of financial statements and generally accepted accounting principles (“GAAP”), as well as experience in preparing or auditing financial statements of companies comparable to the Company. A “financial expert” is qualified to apply GAAP to estimates, accruals, and reserves for internal accounting controls and in the functioning of audit committees.

The Board will appoint Committee members at the annual organizational meeting of the Committee, and Committee members will serve until their successors are elected. Unless the full Board elects a chairperson, the members of the Committee may designate a chairperson by majority vote. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalidated by reason of any such requirement being not met at the time such action is taken.

III. Responsibilities and Duties

The primary responsibility of the Committee is to oversee the Company’s financial reporting processes on behalf of the Board and to report the results of the Committee’s oversight activities to the Board. The Committee is not, however, charged with planning or conducting audits, determining whether the Company’s financial statements and disclosures are complete or accurate, or whether reports conform to GAAP and applicable laws. Such responsibilities fall upon the Company’s Management, Internal Auditor, and independent auditor.

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to better respond to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

IV. Fulfilling Responsibilities and Duties

In order to fulfill the responsibilities and duties described in the previous section, the Audit Committee will oversee the thirty four (34) items described in this section.

Document, report, accounting, and information review

1. Review this Audit Committee Charter at least annually and recommend to the Board of directors any necessary amendments.

2. Meet with management and the independent auditor to review and discuss the Company’s annual financial statements and quarterly financial statements (prior to the Company’s Form 10-Q filings, Form 10-K filings, or release of earnings), as well as all internal control reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required in Item 601(b)(31) of Regulation S-K and relevant reports rendered by the independent auditor (or summaries thereof).

3. Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

4. Discuss earnings press releases, including the type and presentation of information, paying particular attention to any pro forma or adjusted non-GAAP information. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made) and general commentary to Rule 303A.7(c).

5. Discuss financial information and earnings guidance provided to analysts and ratings agencies.

6. Review the regular internal reports to management (or summaries thereof) prepared by the internal audit function, as well as management’s response.

Independent Auditor

7. Appoint (and recommend that the Board submit for shareholder ratification, if applicable), compensate, retain, and oversee the work performed by the independent auditor retained for the purpose of preparing or issuing an audit report or related work. Review the performance and independence of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the Committee, and the Committee will oversee the resolution of disagreements between management and the independent auditor if they arise.

8. Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take appropriate actions to oversee the independence of the independent auditor.

9. Review and preapprove (which may be pursuant to preapproval policies and procedures) both audit and non-audit services to be provided by the independent auditor. The authority to grant preapprovals may be delegated to one or more designated members of the Committee, whose decisions will be presented to the full Committee at its next regularly scheduled meeting.

10. Consider whether the auditor’s provision of permissible non-audit services is compatible with the auditor’s independence.

11. Discuss with the independent auditor the matters required to be discussed under the standards of the PCAOB.

12. Review with the independent auditor any problems or difficulties and management’s response.

13. Hold timely discussions with the independent auditor regarding the following:

–– All critical accounting policies and practices

–– All alternative treatments of financial information within GAAP related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

–– Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

14. At least annually, obtain and review a report by the independent auditor describing:

–– The independent auditor’s internal quality-control procedures.

–– Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to independent audits carried out by the independent auditor, and any steps taken to deal with such issues.

–– All relationships between the independent auditor and the Company and addressing the matters set forth in PCAOB Rule 3526.

This report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the Committee will review the experience and qualifications of the lead partner each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee will also consider whether there should be rotation of the independent auditor itself. The Committee should present its conclusions to the full Board.

15. Set policies, consistent with governing laws and regulations, for hiring personnel of the independent auditor.

Implementation and Maintenance of Internal Reporting

16. Establish clear procedures allowing the Company to efficiently receive, consider, and acting upon employee-reported irregularities pertaining to accounting or auditing practices and controls, as well as an anonymous submission procedure.

Internal Audit

17. Review and advise on the selection and removal of the internal audit director.

18. Review the activities and organizational structure of the internal audit function, as well as the qualifications of its personnel.

19. Annually review and recommend changes (if any) to the internal audit charter.

20. Periodically review, with the internal audit director, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

21. Periodically review, with the independent auditor, the internal audit function’s responsibility, budget, and staffing.

22. Approve the annual internal audit plan and any material change to the plan. Review the internal auditor’s activities for conformance with the Internal Audit Charter. Review the internal audit budget, resource plan, activities, and organizational structure of the internal audit function with the Chief Audit Executive.

Ethical Compliance, Legal Compliance, and Risk Management

23. Oversee, review, and periodically update the Company’s code of business conduct and ethics and the Company’s system to monitor compliance with and enforce this code.

24. Review, with the Company’s counsel, legal compliance and legal matters that could have a significant impact on the Company’s financial statements.

25. Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

26. Consider the risk of management’s ability to override the Company’s internal controls.

Reporting

27. Report regularly to the Board regarding the execution of the Committee’s duties and responsibilities, activities, any issues encountered and related recommendations.

28. Recommend to the Board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

29. Review and approve the report that the SEC requires be included in the Company’s annual proxy statement.

Other Responsibilities

30. Discuss, with the independent auditor, the internal auditor, and management, the extent to which changes or improvements in financial or accounting practices have been implemented.

31. Review, with management, the Company’s finance function, including its budget, organization, and quality of personnel.

32. Conduct an annual performance assessment relative to the Committee’s purpose, duties, and responsibilities outlined herein.

33. Review any related person transactions disclosable under Item 404 of Regulation S-K and make an approval recommendation to the Board in accordance with the Company’s Related Person Transaction Policy. In its review, the Committee shall consider the adequacy of disclosure and overall fairness to the Company.

A “related person transaction” encompasses any transaction, proposed transaction, or series of similar transaction with the following three properties: (1) the Company is a participant, (2) the aggregate amount involved will or may be reasonably expected to exceed the lesser of$120,000 during any two consecutive fiscal years or one-percent (1%) of the Company’s total assets averaged across that same period, and (3) a “related person” has or will have a direct or indirect material interest. A “related person” is a person fitting any of the following four descriptions: (a) a director, executive officer, or nominee to become a director, since the last fiscal year, (b) a beneficial owner of 5% or more of any class of the Company’s voting securities, (c) an “immediate family member” of any of the foregoing (where “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing), and (d) any person sharing a household, other than a tenant or employee, with any of the foregoing.

The Committee’s evaluation of related person transactions will consider all of the relevant circumstances surrounding the transaction, including but not limited to (a) the terms of the transaction with the related person, (b) the availability of comparable products or services from unrelated third parties, (c) terms available from unrelated third parties, and (d) the benefits to the Company. The Committee will not recommend a related person transaction to the full Board unless the Committee independently determines that the related person transaction serves the Company’s best interest on terms no less favorable to the Company than the Company could have secured through an unrelated third party.

34. Perform any other activities consistent with this Audit Committee Charter, the Company’s bylaws, and governing laws that the Board or Committee determines are necessary or appropriate.

V. PROCEDURES

Meetings

The chairperson of the Committee, two or more members of the Committee, or the chairperson of the full Board may call meetings of the Committee. The Committee will meet at least quarterly (before filing with the SEC the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K), or more frequently as circumstances dictate. The Committee’s chairperson will approve an agenda for the Committee’s meetings, and any member may suggest items for consideration. Briefing materials will be provided to the Committee as far in advance of meetings as practicable. Meetings of the Committee may be in person, by conference call, or by unanimous written consent, unless otherwise required in the Company’s Charter or Bylaws.

The Committee may permit any person to observe a Committee meeting whose presence the Committee believes to be necessary or appropriate, but such observers shall not participate in any discussion or deliberation unless the Committee invites such participation. Conversely, the Committee may in its sole discretion exclude any non-member of the Committee from attending a Committee meeting. Under no circumstances may an observer or any other non-member of the Committee vote at a Committee meeting.

Each regularly scheduled meeting will conclude with an executive session of the Committee absent members of management. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the director of the internal audit function, and the independent auditor in separate executive sessions. In addition, the Committee will meet with the independent auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Quorum and Approval

A quorum of the Committee shall consist of a majority of the Committee members. Approving any Committee action shall require an affirmative vote by a majority of the members present at a meeting where a quorum is present.

Rules and Procedures

The Committee may propose and approve additional rules or procedures, including designation of a Chair pro tempore in the absence of its chairperson, as well as designation of a secretary of the Committee, at any Committee meeting.

Reports

The Committee shall maintain minutes of its meetings, and its chairperson shall make regular oral or written reports to the full Board, communicating the Committee’s actions and recommendations. Reports must include a discussion of any issues with the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Registered Public Accounting Firm, the performance of the Company’s internal audit function, or any other matter the Committee determines is necessary or advisable to report to the Board.

Committee Charter Review

The Committee shall annually review the Audit Committee Charter to assess the need for amendments, recommending any changes by proposal to the full Board for final approval pursuant to the voting procedures and requirements of the full Board.

Performance Review

The Committee shall annually review its own performance and also undergo an annual performance evaluation by the full Board.

Fees and Reimbursements

The Board shall set and pay a fixed fee for service as a member or chairperson of the Committee. The Company shall also reimburse Committee members for all reasonable expenses incurred in connection with their duties relevant to the Committee, provided that such payment is lawful and consistent with Company policy.

VI. Posting Requirement

The Company shall post this Audit Committee Charter on the Company’s website, as required by applicable rules and regulations. The Company shall also disclose in its proxy statement for its annual meeting of stockholders the fact that this Audit Committee Charter is available on the Company’s website, as well as in any report filed with the SEC in which reference to this Audit Committee Charter is necessary or appropriate for disclosure purposes.

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Nothing in this Audit Committee Charter is intended to create, nor should it be construed to create, any responsibilities or liabilities of the Committee members in addition to those enumerated herein, except to the extent required by applicable law.